Exhibit 10.16.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is entered into as of May 11, 2014 by and between Greg Freitag (“Freitag”) and AXOGEN, INC. (“AxoGen”).

WHEREAS, Freitag and AxoGen entered into that certain Employment Agreement dated October 1, 2011 (the “Agreement”) for the employment of Freitag; and

WHEREAS, Freitag will transition his duties as AxoGen CFO, continue his duties as General Counsel and assume the duties of Executive VP of Business Development; and

WHEREAS, Freitag and AxoGen desire to amend the Agreement upon the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Freitag and AxoGen agree that the Agreement is hereby amended as follows:

1.             Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.             Schedule 1, Section 1 is replaced as follows:  AXOGEN hereby employs Employee as a General Counsel and Senior Vice President of Business Development, which title may change at AXOGEN’s discretion.

3.             Schedule 1, Section 2. (d) is replaced as follows:  In addition to the Base Salary, Employee may also be eligible to receive stock options, benefits and holidays during Employee’s Employment, provided, however, the Employee will not be eligible to receive paid vacation time or life and disability insurance.

4.             Schedule 1, Section 2. (a) is replaced as follows: Employee shall perform all duties in connection with Employee’s position, or as otherwise designated by AXOGEN, including, without limitation, the following duties: Provide support to AXOGEN and Corp. as to legal matters and business development activity, assist on all strategic and tactical matters as they relate to forecasting, financial structure, corporate development, investor/public relations and the securing of additional funding.

5.             Schedule 1, Section 2. (d) (1) is replaced as follows: Employee shall devote the time, energy and skill required for the performance of Employee’s duties pursuant to the Agreement, and as required by the CEO for the service of AXOGEN, and promotion of AXOGEN’s interests.  The Parties agree that Employee may not during Employee’s employment, except as permitted in writing by AXOGEN, be engaged in any other business activity competitive with AXOGEN or which requires a time commitment that interferes with the duties of Employee.

6.             Schedule 1, Section 5 is removed in its entirety.

7.             As amended hereby, the Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereunto have executed this Amendment as of the date first written above.

FREITAG:

By:	/s/Gregory Freitag
Gregory Freitag

AXOGEN:

AXOGEN, INC

By:	/s/Karen Zaderej
Name: Karen Zaderej
Title:	CEO